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                                                                    EXHIBIT 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to use in this Registration Statement on Form S-4 of The Majestic Star Casino, LLC and Subsidiaries of our report dated March 17, 2005, except for the fourth paragraph of Note 2 and the first and fourth paragraphs of
Note 7 to the financial statements, as to which the date is April 14, 2005, relating to the financial statements and financial statement schedule of The Majestic Star Casino LLC and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such registration Statement.



/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
June 20, 2006